Form of Individual Annuity Application Exhibit 5

Multi-State Version

MassMutual EvolutionSM

Application Package Annuity New Business Application package	• Mail completed applications to:	• Contact Numbers:
	Regular Mail: MassMutual Retirement Income Center Hub P.O. Box 9067 Springfield, MA 01102-9067	Broker/Dealers – (800) 262-1626 M-F 8am to 6pm EST

	Overnight Address: MassMutual Retirement Income Center Hub 1295 State Street Springfield, MA 01111-0001	MassMutual Agent (CAS) – (800)-234-5606 M-F 8am to 6pm EST

MASSMUTUAL AGENCY #	BROKER DEALER FIRM NAME

PLEASE REVIEW THE FOLLOWING INSTRUCTIONS:

ADDITIONAL INFORMATION SUBMITTED: (Check all that apply)	☐ Check in the amount of $ ☐ Company to Company Transfer of Assets Form (F6628) ☐ State Replacement Form ☐ Other: ______________________________ ☐ Other: ______________________________

IMPORTANT REMINDERS:

The following are guidelines for completing this package:

•        Make checks payable to MassMutual.

•        If electing any special programs, including Dollar Cost Averaging (DCA) , Interest Sweep, Automatic Rebalancing, Systematic Withdrawal (SWP), or an Automatic Investment Plan (AIP), complete additional forms as applicable.

•        DCA / Interest Sweep Election – F9703

•        Rebalance Election – F9704

•        Systematic Withdrawal Program – F9700

•        Automatic Investment Plan – F6922

•        If you are soliciting an internal exchange or an internal replacement, refer to the MassMutual Exchange/Replacement Program Checklist, F9710, for required forms.

•        When a replacement is involved or if your state has adopted the NAIC Model Replacement Regulation, the appropriate state required replacement form must be signed and dated on, or prior to, the Application Date.

SPECIAL INSTRUCTIONS: Please include any special handling or processing instructions here.

Massachusetts Mutual Life Insurance Company and affiliates, Springfield, MA 01111-0001 www.massmutual.com

FR1105 (09/08)

Individual Deferred

Annuity Application

Contract No. ________________________.

(For Home Office Use Only.)

A. Contract Owner(s)	Complete this section for all cases.
• Contract Owner

Contract Owner must be the same as the Annuitant for all types of IRAs, except Custodial IRAs, and 403(b) plans. If Contract Owner is a corporation, we require a copy of the corporate resolution. If the Contract Owner or Beneficiary is a trust, we require a Certification of Trust Agreement (F6734).

1.    Name _______________________________________.

        (Individual – First, Middle, Last, Suffix / Corporation / Trust)

2.    Contact Name ___________________________.

            (Corporate Officer / Trustee)

3.    DOB / Date of Trust Agreement ______/______/_______.

                                                                                    (month)       (Day)         (Year)

4.    Social Security No./Tax ID No. ___________________.

5.    State of Residence ____________.

6.    Gender:     ☐  Male     ☐  Female

7.    Daytime Contact Number(____) ________-_________.

8.    E-mail _____________________________________.

(Optional)

9.    Legal Address – PO Box not allowed (Street, Apt., City, State, Zip)

       _______________________________________.

       _______________________________________.

       _______________________________________.

10. Mailing Address (if different)

       _______________________________________.

       _______________________________________.

       _______________________________________.

11. Legal Status of Contract Owner (check one and complete applicable fill-in):

☐        I am a U.S. person (U.S. Citizen or resident alien)

         and the Taxpayer Identification Number provided is my correct number and the Internal Revenue service has NOT notified me that I am subject to backup withholding.

☐        I am NOT a U.S. person. I am a resident of: (country) ________________.

☐        This Contract will be owned by a U.S. Legal Entity (e.g. Corporation/Partnership/LLC/Trust); Business/Purpose of Entity:

• Joint Contract Owner

Joint Contract Owners are not allowed on qualified contracts. Non-spousal Joint Contract Owners are not allowed on Odyssey and Passage contracts. If you name a Joint Contract Owner, both Contract Owners’ signatures will be required for transactions.

12. Name ___________________________________.

(First, Middle, Last, Suffix)

13. DOB ________/ ________/ _________.

(Month)            (Day)                 (Year)

14. Social Security No./Tax ID No. _______________.

15. State of Residence                                 .

16. Gender:    ☐  Male    ☐  Female

Complete Items 17-20 only if different than

Primary Contract Owner.

17. Daytime Contact Number (            ) ______-_________.

18. E-mail _____________________________________.

(Optional)

19. Legal Address – PO Box not allowed (Street, Apt., City, State, Zip)

       _______________________________________.

       _______________________________________.

       _______________________________________.

20. Mailing Address (if different)

       _______________________________________.

       _______________________________________.

       _______________________________________.

Complete Items 21-22 for all Joint Contract Owners.

21. Relationship to Contract Owner: ☐ Spouse ☐ Non-Spouse

22. Legal Status of Joint Contract Owner (check one and complete applicable fill-in):

☐        I am a U.S. person (U.S. Citizen or resident alien) and the Taxpayer Identification Number provided is my correct number and the Internal Revenue service has NOT notified me that I am subject to backup withholding.

☐        I am NOT a U.S. person. I am a resident of: (country) ____________________.

☐        This Contract will be owned by a U.S. Legal Entity (e.g. Corporation/Partnership/LLC/Trust); Business/Purpose of Entity:                     .

IIIIII IIIIIIIII IIIIIII

APPDEF08	1	FR1105 (09/08)

Thank you for choosing MassMutual for your Annuity needs. We value your business.

B. Annuitant	Complete this section only if Annuitant is different than Contract Owner.
• Annuitant Information

1.    Name

       _____________________________________________.

(FIRST, MIDDLE, LAST, SUFFIX)

2.    DOB__________/ ________/____ _______ ____.

                        (Month)                 (Day)                     (Year)

3.    Social Security No./Tax ID No. __ __ __ __ __ __ __ __ __.

4.    Gender:     ☐  Male     ☐  Female

5.    Legal Address – PO Box not allowed (Street, Apt., City, State, Zip)

       _________________________________________________.

       _________________________________________________.

       _________________________________________________.

6.    Mailing Address (if different)

       _________________________________________________.

       _________________________________________________.

       _________________________________________________.

C. Purchase Payment	Complete this section for all cases.

• Purchase Payment Submitted With Application

Amount Submitted with Application	Transfers:

$___ ____ ___ ___ ___ ___ ___ __ __ __. Complete for IRA contributions only: Tax Year ___ ___ ___ ___. If no tax year is entered, the current calendar year will be used.	• Please estimate for transfers. • All transfer amounts must be included. • Complete Form F6628 for each transfer. Estimated Amount of Transfers, if any: $___ ____ ___ ___ ___ ___ ___ __ __ __.

D. Beneficiary Information	Complete this section for all cases.

•   In the event no Beneficiary designation is on record with the Company, death benefit proceeds will be paid to the default Beneficiary under the terms of the Contract. The MassMutual Lifetime Payment PlusSM Rider, where available, has specific Beneficiary requirements. You should review them carefully before completing this section.

•   For the “% of Proceeds” column:

•        You may write in “In Equal Shares” as an alternative to using percentages.

•        If you do not write in percentages or “In Equal Shares”, any death benefit proceeds will be distributed equally among the beneficiaries.

•   If the Contract is jointly owned:

•        In the event of a death of a Joint Contract Owner any surviving Joint Contract Owner will be treated as the Primary Beneficiary.

•        To designate someone other than the Joint Contract Owner as Primary Beneficiary, a Change of Beneficiary form (F6455) must be submitted to the Company.

•   For Custodial IRA Contracts, the Custodian Account must be designated as the sole Primary Beneficiary.

•   To change the Beneficiary, a Contract Change form (F6455) must be submitted to the Company.

If the Beneficiary is a trust, we require a Certification of Trust Agreement (F6734).

APPDEF08	2	FR1105 (09/08)

Thank you for choosing MassMutual for your Annuity needs. We value your business.

D. Beneficiary Information (continued)	Complete this section for all cases.

The following beneficiary designations are irrevocable.    ☐   Yes    ☐  No (Default if neither box is checked)

Note: Any changes to an irrevocable beneficiary designation will require the signature of the irrevocable beneficiary.

Primary Beneficiary Name	Gender M/F	Date of Birth / Date of Trust Agreement	Social Security No. / Tax ID No.	Relationship to Contract Owner	% of Proceeds
Surviving Contract Owner if Jointly Owned					100%

Contingent Beneficiary Name		Date of Birth / Date of Trust Agreement	Social Security No. / Tax ID No.	Relationship to Contract Owner	% of Proceeds

E.    Miscellaneous Instructions / Comments

F.    Company Disclosures

•	The Application. This is an application for an annuity Contract. The Application includes any amendments to it. The Application and any amendments to it become part of the Contract.

•

Changes and Corrections. Any material change or correction of the Application may be shown on an Amendment of Application attached to the Contract. Acceptance of any contract issued shall, with the authorization of the Contract Owner, be an acceptance of any change or correction of the Application made by the Company.

•

Authority of Producers. No producer can change the terms of this Application or any Contract issued by the Company. No producer can waive any of the Company’s rights or requirements or extend the time for any payment.

•

Customer Identification. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who purchases a financial product. Therefore, this application asks for your name, address, date of birth and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents. Similarly, we may ask for identifying information and/or documents for applications taken on behalf of an entity, rather than an individual (e.g., trusts, corporations). If you cannot provide the information or documentation we require, we may not be able to issue the contract for which you are applying.

APPDEF08	3	FR1105	(09/08)

Thank you for choosing MassMutual for your Annuity needs. We value your business.

•

Non-Guaranteed. I understand that the Contract is not a bank or credit union deposit or obligation and is not FDIC or NCUA insured. I also understand that the Contract is not insured by any federal government agency and is not guaranteed by any bank or credit union.

•

Deferred Annuity payments. Annuity payments to the payee will be deferred until your Contract matures (the Annuity Date). Your Contract will mature on the earlier of the Annuitant’s 100th birthday or the maximum date permitted under state law. You have the right to select an earlier Annuity Date. You may elect an Annuity Date of your choice by calling our Retirement Income Service Center at 1-800-272-2216.

•	For Variable Annuity applicants.

•

The Company will generally issue the contract and apply the purchase payment within 2 business days of receiving it at our Retirement Income Service Center or lockbox if the information you have provided is complete. If we do not receive all the information needed to issue the contract within 5 business days, we must either return your money or obtain your permission to keep it until we receive all of the necessary information.

•

The Company reserves the right, upon 30 days advance notice to the Contract Owner, to limit allocations of Net Purchase Payments to the Fixed Account(s). Transfers from the Separate Account to the Fixed Account(s) may also be limited. The right to discontinue access to the Fixed Account(s) will only be exercised when the yield on investments will not support the statutory minimum interest rate, and will not be exercised in an unfairly discriminatory manner. Please refer to the prospectus for details of any limitations currently in effect.

•

I understand that the annuity payments, any withdrawal value, and any death benefit that may be provided by the Contract, when based on the investment experience of the Separate Account, are variable and are not guaranteed as to dollar amount.

•

By signing the application, I acknowledge that I have received a current prospectus for the Contract and I understand that the prospectus contains more detailed information about the Contract’s provisions.

•

Rollover. By signing the application, I acknowledge that I have read the information pertaining to my right to make a direct rollover of eligible rollover distributions which I may receive and I waive my right to receive a reasonable time (at least 30 days’ notice) to consider my rollover distribution options.

APPDEF08	4	FR1105	(09/08)

Thank you for choosing MassMutual for your Annuity needs. We value your business.

MassMutual Evolution Deferred Variable Annuity Application

Issued by Massachusetts Mutual Life Insurance Company

1295 State Street, Springfield, Massachusetts 01111-0001

Please refer to the prospectus for detailed information.

G. New Contract Plan Type	Complete this section for all cases.
• Qualified
Submit Form F6935 if one of the following Plan Types is selected:

    ☐   Traditional IRA

    ☐   Roth IRA

    ☐   SEP IRA

    ☐   Simple IRA

          For Simple Plans, always provide:

          Employer name

          Employer address

    ☐   Non-ERISA TSA

•        Provide Employer/Payor name and address in Miscellaneous Instructions/Comments Section.

•        TSA Exchange transfers only.

•        Information Sharing Agreement may be required.

•        Salary reduction contributions not allowed.

    ☐   401(k)

    ☐   Keogh (HR10)

    ☐   Money Purchase Pension Plan

    ☐   Pension Plan

    ☐   Profit Sharing Plan

    ☐   Target Benefit Plan

    ☐   Custodial IRA

Submit Form F1083 if the following is selected:

    ☐   Beneficiary/inherited IRA

• Non-Qualified ☐ Non-Qualified	Submit Form F6935 if the following Plan Type is selected: ☐ Deferred Compensation (Non-457 Plans)

H. Source of Purchase Payment	Complete this section for all cases. Check all options that apply.

Submit form F6628 for Company to Company Transfer

or Rollover of Assets.

    ☐   Personal Savings / Checking Account / Cash

    ☐   Traditional IRA

    ☐   Custodial IRA

    ☐   Roth IRA (date established:             /             /             )

    ☐   SEP IRA

    ☐   SIMPLE IRA

    ☐   Spousal IRA

    ☐   Non-Qualified Contract

    ☐   CD/Mutual Fund

    ☐   TSA

    ☐   Governmental 457 Deferred Compensation

    ☐   Keogh (HR10)

    ☐   Non-Qualified Deferred Compensation

    ☐   Personal/Employer Contribution

    ☐   Qualified Employer Plan

•        401(k)

•        Money Purchase Pension Plan

•        Pension Plan

•        Profit Sharing Plan

•        Target Benefit Plan

    ☐   Texas ORP

    ☐   Trust Funds

    ☐   Other                                                                      .

4a	FR1105 (09/08)

Thank you for choosing MassMutual for your Annuity needs. We value your business.

I.	Death Benefit Options

• The Contract automatically provides for the basic death benefit, or you may select the option below. ☐ Annual Ratchet Death Benefit (additional charge applies)

J. Optional Features

• The following optional features are available for an additional charge. • Only one of the following options may be selected. • The selection may only be made at the time of application.

MassMutual Guaranteed Income Plus (GMIB)

☐ GMIB 5% Option ☐ GMIB 6% Option GMIB Automatic Reset Option ☐ No

•        Not available if the Annuitant is Age 81 or older.

•        GMIB benefits terminate upon the Contract Anniversary following the Annuitant’s Age 90.

•        GMIB will automatically be reset by the Company every Contract Anniversary unless you check the box marked “No”. Each reset will begin a new 10-year benefit waiting period.

Guaranteed Minimum Accumulation Benefit (GMAB)

☐ GMAB 10 Year Option ☐ GMAB 20 Year Option	• GMAB 10 Year not available if the Contract Owner is Age 90 or older. • GMAB 20 Year not available if the Contract Owner is Age 80 or older.

MassMutual Lifetime Payment PlusSM (GMWB)

☐ GMWB Single Life Option ☐ GMWB Joint Life Option	• Not available once the younger Covered Person is Age 81 or older. • The Joint Life Option is only available for Non-Qualified, Individual IRA, ROTH, SEP, SIMPLE and TSA contracts.

4b	FR1105 (09/08)

Thank you for choosing MassMutual for your Annuity needs. We value your business.

K.	Fund Allocations

General Instructions

•

If you have elected Guaranteed Minimum Accumulation Benefit (GMAB), MassMutual Guaranteed Income Plus (GMIB), or MassMutual Lifetime Payment PlusSM (GMWB) you must allocate 100% of your initial purchase payment in an Asset Allocation Program.

•	Asset Allocation Program- Complete section 1.

•	Automatic Rebalancing outside of any Asset Allocation Program- Complete sections 2 and 3.

•	For Dollar Cost Averaging, please obtain and complete form F9703.

•	Initial Individual and Initial CAC Allocations will automatically be set for future allocations.

1.	Asset Allocation Programs (Required for living benefit rider.)

a.	MML Asset Allocation Funds

•	All purchase payments must be applied to a single Asset Allocation Fund.

MML Asset Allocation Funds:

☐    MML Conservative Allocation (657G)

☐    MML Balanced Allocation (658H)

☐    MML Moderate Allocation (659I)

☐    MML Growth Allocation (660J)

☐    MML Aggressive Allocation (661K) (Not available if 6% GMIB or GMWB is elected.)

☐    MML American Funds Core Allocation Fund (663L)

b.	Custom Allocation Choice (Continue through section 2.)

•	If a Living Benefit is not selected, refer to Individual Initial Allocation in section 2.

☐    Check here for Custom Allocation Choice

Select a Rebalancing Frequency:    ☐  Quarterly (default option if no selection is made)    ☐   Semi-Annually    ☐  Annually

4a	FR1105 (09/08)

Thank you for choosing MassMutual for your Annuity needs. We value your business.

1b.    Custom Allocation Choice (Continued)

•	If choosing Custom Allocation Choice, you must allocate purchase payments within the following minimum and maximum parameters listed for the asset classes below.

•	No more than 25% may be allocated to any one fund.

Asset Class	Fixed Income Funds		Balanced & Large Cap Value Funds	Large Cap Blend & Growth Funds	Small/ Mid Cap Value Funds	Small/ Mid Cap Blend & Growth Funds	International/ Global Funds	Sector/ Specialty A Funds	Sector/ Specialty B Funds
	If 6% GMIB or GMWB is elected.	If 6% GMIB or GMWB is NOT elected.
Range	20% to 65%	0% to 65%	15% to 25%	15% to 25%	0% to 10%	0% to 10%	5% to 20%	0% to 5%	0% to 5%

2.	Initial Individual and Initial Custom Allocation Choice (CAC) Allocations

•	Use whole percentages only.

•	You may allocate up to 70% to the Fixed Account.

Initial Individual Allocation	Initial CAC Allocation	Fund Name (Fund Number)	Initial Individual Allocation	Initial CAC Allocation	Fund Name (Fund Number)
Small/Mid Cap Value Funds:
________%	N/A	Fixed Account (601)	_________%	__________%	MML American Century Mid Cap Value (611)
		Asset Allocation Funds:	_________%	__________%	MML AllianceBernstein Small /Mid Cap Value (617)
________%	N/A	MML Conservative Allocation (657)		(0%-10%)
________%	N/A	MML Balanced Allocation (658)			Small /Mid Cap Blend & Growth Funds:
________%	N/A	MML Moderate Allocation (659)	_________%	__________%	MML Oppenheimer Small Cap Equity (633)
________%	N/A	MML Growth Allocation (660)	_________%	__________%	MML Oppenheimer Small Company Opps (634)
________%	N/A	MML Aggressive Allocation (661)	_________%	__________%	MML Small Cap Index (645)
________%	N/A	MML American Funds Core Allocation (663)	_________%	__________%	MML T. Rowe Price Mid Cap Growth (655)
		Short-Term/Stable Value:	_________%	__________%	MML W&R /Wellington Small Cap Growth Equity (650)
________%	N/A	MML Money Market (656)	_________%	__________%	Oppenheimer MidCap (635)
		Fixed Income Funds:		(0%-10%)
		MML Babson Inflation-Protected and			International/Global Funds:
________%	__________%	Income (631)	_________%	__________%	MML Neuberger Berman Global (624)
________%	__________%	MML Babson Managed Bond (632)	_________%	__________%	MML Templeton Foreign (618)
________%	__________%	Oppenheimer Strategic Bond (642)	_________%	__________%	Oppenheimer Global Securities (637)
	(See above)		_________%	__________%	Oppenheimer International Growth (643)
		Balanced & Large Cap Value Funds:	_________%	__________%	MML American Funds International (664)
________%	__________%	MML Babson Blend (627)		(5%-20%)
________%	__________%	MML Capital Guardian Asset Allocation (612)			Sector/Specialty A Funds:
________%	__________%	Oppenheimer Balanced (641)	_________%	__________%	MML Baring China (665)
________%	__________%	MML American Century Income & Growth (610)			MML Baring Strategic Emerging
________%	__________%	MML Davis Large Cap Value (652)	_________%	__________%	Markets (666)
________%	__________%	MML Oppenheimer /Bernstein Equity (629)	_________%	__________%	MML Emerging Growth (651)
________%	__________%	MML T. Rowe Price Equity Income (647)	_________%	__________%	MML NASDAQ-100® (648)
	(15%-25%)		_________%	__________%	AIM V.I. Global Health Care (620)
		Large Cap Blend & Growth Funds:	_________%	__________%	AIM V.I. Technology (621)
________%	__________%	MML American Funds Growth (662)	_________%	__________%	PIMCO CommodityRealReturn Strategy (654)
________%	__________%	MML Babson Enhanced Index Core Equity (628)		(0%-5%)
________%	__________%	MML Capital Guardian Growth & Income (613)			Sector/Specialty B Funds:
________%	__________%	MML Equity Index (630)	_________%	__________%	AIM V.I. Financial Services (619)
________%	__________%	Fidelity® VIP Contrafund® (615)	_________%	__________%	ING Global Real Estate (653)
________%	__________%	Oppenheimer Main Street (639)	_________%	__________%	Oppenheimer High Income (638)
________%	__________%	MML AllianceBernstein Large Cap Growth (616)		(0%-5%)
________%	__________%	MML T. Rowe Price Growth Equity (649)
________%	__________%	MML Legg Mason Concentrated Growth (623)	Total	Total
________%	__________%	MML T. Rowe Price Blue Chip Growth (646)	100%	100%
________%	__________%	Oppenheimer Capital Appreciation (636)
(15%-25%)

3.	Automatic Rebalancing

•	Not available if you are participating in a MML Asset Allocation Fund.

•	Contract Value allocated to the Fixed Account is not eligible to participate in the Automatic Rebalancing Program.

Select a Rebalancing Frequency:    ☐  Quarterly    ☐   Semi-Annually    ☐  Annually

4b	FR1105 (09/08)

Thank you for choosing MassMutual for your Annuity needs. We value your business.

Agreements and Signatures	Complete this section for all cases.

By signing below:

•        I acknowledge that I understand how this annuity Contract fits within my overall financial needs and plan.

•        I agree that: (a) the Company can hold my purchase payment until all requirements are met and the contract applied for is issued; (b) I understand that my money will be held in a non-interest bearing cash suspense account, and (c) I understand that if the contract applied for is not issued within 30 calendar days from the date the initial payment is received by the Company, my application will be withdrawn and the purchase payment will be returned to its original source.

Contract Owner’s Replacement Questions

•        Do you have any existing life insurance policies or annuity contracts?

•        Are you considering discontinuing making premium payments, replacing, surrendering, forfeiting, assigning to the insurer, or otherwise terminating your existing policy or contract?

•        Are you considering using funds from your existing policies or contracts to pay premiums due on the new policy or contract? (This includes taking withdrawals or loans and using these funds to pay premium(s) on a new policy or contract.)

•        Required replacement forms and information must be signed and submitted with this Application.

☐ Yes ☐ No ☐ Yes ☐ No ☐ Yes ☐ No

Producer’s Replacement Questions

•        Does the Contract Owner have any existing life insurance policies or annuity contracts?

•        Does the Contract Owner intend to replace, surrender, borrow against, sell or use any portion of an existing life insurance policy or annuity contract to finance any portion of the policy being applied for?

•        Required replacement forms and information must be signed and submitted with this Application.

☐ Yes ☐ No ☐ Yes ☐ No

Fraud Notice:

•        GA, NE & VT: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

•        DC: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and / or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

•        KY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

•        LA: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

•        ME: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or denial of insurance benefit(s).

•        OK: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

•        WA: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

•        All other states: Any person who, with the intent to defraud or knowing that s/he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

I hereby represent that the information contained in this application is correct and true to the best of my knowledge and belief.

If this is a trust owned contract, the trustee should sign as Contract Owner and include “Trustee” following his/her signature.

X	X

Signature of Contract Owner	Signature of Joint Contract Owner (required if there is a Joint Contract Owner)
X	X

Signature of Soliciting Producer Agency/Firm The following information must be completed for us to process this application:	Signature of Annuitant (Only if different than Contract Owner)

City and State where signed by applicant Date Signed

APPDEF08	5	FR1105 (09/08)

Thank you for choosing MassMutual for your Annuity needs. We value your business.

Registered Representative’s Statement	Must be completed by Soliciting Registered Representative for all cases.

Broker/Dealer’s Name: .

Broker/Dealer’s Address:
(MMLISI Reps Use Agency number)

•	Compensation Information

1.	Please complete the following information:

		Printed Name	Agency or Entity #	MassMutual ID #, Social Security #, or Tax ID #	% of Commission
1	Soliciting Registered Rep
2	Registered Rep
3	Registered Rep
4	Registered Rep
5	Registered Rep
6	Registered Rep
Total 100%

2.	Only the Soliciting (Servicing) Registered Representative will receive copies of the Quarterly Statements and other mailings related to this contract.

3.	Linking/brokerage number (if applicable): __________________________________________________

4.	Team number/identifier (if applicable): ________________________________________________

Please select one of the following commission options:

	Option B	Option B+	Option C
Evolution	☐	☐*	☐
* Default Option

•	Certification and Signature

By signing below, I certify that:

•

To the best of my knowledge and belief: (a) The statements in this Registered Representative Statement are true and correct; (b) Each question in the Application was asked of the proposed Owner(s) and Annuitant(s) and accurately recorded; and (c) The Contract applied for is consistent with the financial needs of the Owner(s) and/or Annuitant(s).

•

To the best of my knowledge, information and belief, I am not aware of any suspicious or unusual activities, including but not limited to anti-money laundering (AML) “red flags” as described in my AML training or other materials, arising out of or in connection with the sale of this Contract.

•

I believe this investment is suitable for the Owner’s objectives. I have completed a separate suitability review and discussed all the features of the product being purchased with the Owner. I have provided a prospectus to the Owner.

•	I am licensed to sell annuity contracts in the state where this Application is written and delivered,

•	I certify that I am a Registered Representative.

X	Telephone # ( ) .
Signature of Soliciting Registered Representative Date Signed

Fax Number ( ) .
Print Name
E-mail .

X	________________________________________
Signature of supervisor (registered principal for variable sales) responsible for reviewing suitability.	Registered Principal’s ID # (if applicable)

FR1105 (09/08)

Thank you for choosing MassMutual for your Annuity needs. We value your business.